EXHIBIT 99.03

RANDOLPH BANK & TRUST COMPANY’S

FORM OF APPOINTMENT OF PROXY

RANDOLPH BANK & TRUST COMPANY

175 North Fayetteville Street

Asheboro, NC 27203

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Harvey Adams, M.D., J. Howard Redding and Henry N. Buckner (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of Randolph Bank & Trust Company (“Randolph”) held of record by the undersigned on             , 2007, at the Annual Meeting of Randolph’s shareholders (the “Annual Meeting”) to be held at The Exchange located at 204 South Fayetteville Street, Asheboro, North Carolina, at              p.m. on             ,             , 2007, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER. To consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 12, 2007 (the “Agreement”), between Randolph and Bank of the Carolinas (“BOC”), and joined in by Bank of the Carolinas Corporation (“BankCorp”) (a copy of which is attached as Appendix A to the Joint Proxy Statement/Prospectus), and to approve the transactions described in the Agreement, including, without limitation, the merger of Randolph into BOC and the conversion of (a) each outstanding share of Randolph’s common stock into the right to receive shares of BankCorp’s common stock and (b) each outstanding share of Randolph’s Series A preferred stock into the right to receive cash calculated as described in the Agreement, all as more fully described in the Joint Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF DIRECTORS. To elect four directors for three-year terms.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD authority to vote for all nominees listed below

Nominees: Harvey Adams, M.D.; Henry N. Buckner; J. Howard Redding; Milton F. Yates

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below.

3.	PROPOSAL TO AUTHORIZE RANDOLPH’S MANAGEMENT TO ADJOURN THE ANNUAL MEETING. To consider and vote on a proposal to authorize Randolph’s management to adjourn the Annual Meeting for up to 120 days for any reason.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE

AND RETURN IT IN THE ENVELOPE PROVIDED.

I (we) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” each nominee named in Proposal 2 and “FOR” Proposal 1 and Proposal 3. If, before the Annual Meeting, any nominee listed in Proposal 2 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with Randolph’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated: , 2007

Signature

Signature (if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please sign and date your appointment of proxy and return it to Randolph in the enclosed envelope.